Securities Purchase in Underwritings Involving
   Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation
       Subject to Rule 10f-3 Under the Investment Company Act of 1940

      10f-3 TRANSACTIONS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1996

                ALLIANCE ALL MARKET ADVANTAGE FUND, INC.


                                                                 Shares
                                                % of    Price   Purchased
                            Date      Shares    Fund     Per       by
Security                 Purchased  Purchased  Assets   Share  Fund Group

Arterial Vascular         04/03/96      2,500    0.1%  21.000       7,400
Planet Hollywood          04/18/96      7,500    0.2%  18.000       9,700
Transition Systems        04/18/96      2,600    0.1%  18.000      49,600
Travelers Aetna           04/22/96     26,800    1.1%  25.000     105,800
Associates First          05/07/96      1,900    0.1%  29.000      38,040
OpenVision Tech           05/07/96      1,000    0.0%  14.000      25,500
Aksys Ltd.                05/16/96      2,700    0.1%  16.000       5,500
Teleport Communications   06/27/96     18,800    0.5%  16.125     776,600





                            Total    % of Issue                  Shares
                           Shares     purchased                   Held
Security                   Issued     By Group   Broker(s)      09/30/96

Arterial Vascular         5,000,000       0.15%  Cowan                 0
Planet Hollywood         10,700,088       0.09%  Bear Stearns          0
Transition Systems        6,000,000       0.83%  Alex Brown            0
Travelers Aetna          35,400,000       0.30%  Smith Barney          0
Associates First         60,000,000       0.06%  Smith Barney          0
OpenVision Tech           2,735,000       0.93%  Alex Brown            0
Aksys Ltd.               31,000,000       0.02%  Smith Barney          0
Teleport Communications  23,500,000       3.30%  Merrill Lynch         0


1  Purchase may not exceed 3% of Fund's Total Assets.

2 Purchases by all Alliance funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exceed 10% of the principal amount of the offering.